                                                                      EXHIBIT 21


                                  SUBSIDIARIES


NAME                         OWNED BY AND NAME
INCORPORATION                PERCENTAGE OWNED                       JURISDICTION
- -------------                ----------------                       ------------
SUBSIDIARIES

VS Holdings, Inc.            Talon Automotive Group, Inc. (100%)    Michigan
corporation

Veltri Metal Products Co.    VS Holdings, Inc. (100%)               Nova Scotia
unlimited liability
company